EXHIBIT 99.1

AngioSoma, Inc. Announces Settlement of Litigation

Houston, Texas October 22, 2019 – AngioSoma, Inc. (OTC: SOAN) is pleased to announce the Company has executed a Settlement Agreement of the litigation with David Summers. The Agreement covers all related claims and controversies between the Company, our wholly owned subsidiary, and Mr. Summers.

In addition, the Agreement includes a mutual release and hold harmless of all parties related to the dispute that is resolved by the mediated Settlement.

ABOUT ANGIOSOMA, INC.

AngioSoma (www.angiosoma.com) is a wellness company marketing a line of nutritional supplements under our SomaCeuticalsTM identity and www.muscles4U.com website as well as continuing to pursue our several clinical stage pharmaceutical drugs focused on improving the effectiveness of current standard-of-care treatments.

NOTICE REGARDING FORWARD LOOKING STATEMENTS

This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements that include the words “believes,” “expects,” “anticipate” or similar expressions. Such forward-looking statements involve known and unknown risks, and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone’s past success is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

CONTACT

AngioSoma, Inc.

Alex Blankenship

info@AngioSoma.com

(832) 781- 8521